AMENDED AND RESTATED BYLAWS
                               OF
                       SAKS INCORPORATED
           (As amended effective September 17, 1998)


                           ARTICLE I
         Identification;  Offices and Registered Agent

         Section 1.     Identification.   The name of the Corporation
is SAKS Incorporated, a Tennessee corporation (the "Corporation").

         Section 2.     Principal Office.   The principal office of
this Corporation is located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, as provided in the Charter. The Board of Directors may, by resolution, amend the Charter to change the address of the principal office.

         Section 3.     Registered Agent.   The Corporation has
designated and shall continue to have a registered agent in the State of Tennessee. If the registered agent resigns or is for any reason unable to perform his duties, the Corporation shall promptly designate another registered agent. The Corporation may, by resolution of the Board of Directors, appoint such other agents for the service of process in such other jurisdictions as the Board of Directors may determine.

                            ARTICLE II
                    Meetings of Shareholders

         Section 1.     Meetings.   All meetings of the shareholders
for the election of directors shall be held in the City of Alcoa, State of Tennessee, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Tennessee as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Tennessee, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof

         Section 2.     Annual Meetings.   Annual meetings of the
shareholders, commencing with fiscal year 1988, shall be held on the 2nd Monday of June if said date is not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors of the Corporation and for the transacting of such other business as may properly come before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting.


         Section 3.     Shareholder List.   The officer who has charge
of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for the purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting), or, if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         Section 4.     Special Meetings.   Special meetings of the
shareholders may be called by the Board of Directors or by the Chairman of the Board, or by the President, and shall be called by the Chairman, the President, the Secretary, or an assistant Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of record of at least twenty-five percent (25%) of the outstanding shares of the Corporation entitled to vote at the meeting. Each special meeting shall be held at such time as the Board of Directors shall determine, or, in the absence of such determination by the Board of Directors, at such time as the person or persons calling or requesting the call of the meeting shall specify in the notice or in the written request. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than 10 days or more than 60 days before the date of the meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

         Section 5.     Waiver of Notice.   The shareholders may waive
the requirement of written notice of annual and special meetings by written waiver duly executed and filed with the minutes of the meeting.

         Section 6.     Quorum.   The holders of record of a majority
of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Charter.
A quorum once present, is not broken by the subsequent withdrawal of any shareholder. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Charter a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7.     Meeting Chairman.   The Chairman of the Board,
or if absent or unable to serve, the President, or if absent or unable to serve, the Treasurer or Secretary, shall call meetings of the shareholders to order and act as Chairman of such meetings.
The shareholders may elect any one of their number to act as Chairman of any meeting in the absence of the aforenamed individuals.

         Section 8.     Proxies.   Every shareholder entitled to vote
at a shareholders' meeting may authorize another person or persons to act for him by proxy. Each proxy must be in writing and signed by the shareholder or by his attorney in fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the shareholder executing it, unless it conforms to the requirements of an irrevocable proxy, as provided by statute. All proxies must be delivered to the Secretary of the Corporation prior to the opening of the meeting, except for proxies granted after the meeting has opened, which proxies shall be delivered to the Secretary as soon as practicable after execution.

         Section 9.     Determination of Shareholder.   In order to
determine shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the Stock Transfer Books be closed for a stated period, but not to exceed 40 days. If the Stock Transfer Books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the Stock Transfer Books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the Stock Transfer Books are not closed and no record date is fixed for determination of shareholders entitled to notice of or entitled to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Section 10.    Shareholder Action By Written Consent.   Any
action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                          ARTICLE III
                       Board of Directors

         Section 1.     Number of Directors.   The affairs of the
Corporation shall be managed by a Board of up to 18 directors.

         Effective as of the annual meeting of shareholders in 1997, the Board shall be divided into three classes, designated as Class I, Class II, and Class III, as nearly equal in number as possible. The initial term of office of Class I shall expire at the annual meeting of shareholders in 1998, that of Class II shall expire at the annual meeting of shareholders in 1999, and that of Class III shall expire at the annual meeting in 2000, and in all cases as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death, or incapacity.

         Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Vacancies on the Board for any reason, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director.

         If the number of directors is changed, the Board shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         Notwithstanding any other provisions of the Charter or these Bylaws (and notwithstanding that a lesser percentage may be specified by law, the Charter, or these Bylaws), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article III, Section 1 of these Bylaws.

         Section 2.     Removal of Directors.   Any or all directors
may be removed by a vote of a majority of the shareholders entitled to vote, only for cause as defined by the Tennessee Business
Corporation Act.

         Section 3.     Filling of Vacancies.   Vacancies and newly
created directorships resulting from any increase in the authorized number of directors, for any reason, may be filled by a vote of the majority of the directors then in office, although less than a quorum exists, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the vacancy or newly created directorship may be filled by vote of the shareholders at any meeting of the shareholders, notice of which shall have referred to the proposed election. Any director elected by the shareholders to fill any vacancy shall be elected to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, unless sooner displaced.

         Section 4.     Annual Meeting.   The annual meeting of the
Board of Directors shall be held immediately after and at the same place as the annual meeting of the shareholders, provided a quorum be present and no notice of such meeting shall be necessary. In the event such meeting of the Board of Directors is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 5.     Notice of Meetings.   The annual and all
regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings shall be held upon written notice not less than one day before the meeting.

         Section 6.     Special Meetings.   Special meetings of the
Board may be called by the Chairman of the Board or President, or if either is absent or unable to do so, by any Vice President, or by any two directors.

         Section 7.     Quorum.   At all meetings of the Board, a
majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Charter or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8.     Dissent to Action.   A director who is present
at a meeting of the Board, at which any action is taken, shall be presumed to have concurred in the action, unless his dissent thereto shall be entered in the Minutes of the meeting, or unless he shall submit his written dissent to the person acting as the Secretary of the meeting before the adjournment thereof, or shall deliver or send such dissent to the Secretary of the Corporation promptly after the adjournment of the meeting. Such rights to dissent shall not apply to a director who voted in favor of any such action. A director who is absent from a meeting at which such action is taken shall be presumed to have concurred in the action unless he shall deliver or send by registered or certified mail his dissent thereto to the Secretary of the Corporation or shall cause such dissent to be filed with the Minutes of the proceedings of the Board within 10 days after learning of such action.

         Section 9.     Action without Meeting.   Unless otherwise
restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing setting forth the actions so taken, signed by all of the persons entitled to vote thereon, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10.    Board Committees.   The Board of Directors may,
by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Charter, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of the dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Charter expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 11.    Compensation of Directors.   Unless otherwise
restricted by the Charter, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 12.    Indemnification.   The Corporation shall
indemnify, to the full extent authorized or permitted by the Tennessee Business Corporation Act, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the Corporation or serves or served as a director of any other enterprise at the request of the Corporation.

         Section 13.    Mandatory Resignation.   Directors who are also
officers of the Corporation shall submit a letter of resignation as such to the Board of Directors upon any termination of employment as an officer of the Corporation, and directors who are not officers of the Corporation shall likewise submit a letter of resignation upon any change in that director's principal business or other activity in which the director was engaged at the time of his or her election.

                            ARTICLE IV
                             Officers

         Section 1.     Appointment.   The Board of Directors at its
first meeting after each annual
meeting of stockholders shall choose a Chairman of the Board, a Chief Executive Officer, a President, an Executive Vice President, a Chief Operating Officer, a Chief Financial Officer, a Treasurer, and a Secretary. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any two of the aforementioned offices may be filled by the same person, except that no one person may be Secretary and also President. No person shall purport to execute or attest any document or instrument on behalf of the Corporation in more than one capacity.

         Section 2.     Term.   The officers of the Corporation shall
hold office for one year or until their successors are chosen and qualified subject, however, to the removal of any officer pursuant to these Bylaws.

         Section 3.     Salaries.   The salaries of all officers of the
Corporation shall be fixed by the Board of Directors.

         Section 4.     Removal.   Any officer elected or appointed by
the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 5.     Duties.   All officers shall have such
authority to perform such duties in the management of the Corporation as are normally incident to their offices and as the directors from time to time provide.

         Section 6.     The Chairman of the Board and Chief Executive
Officer.   The Chairman of the Board and Chief Executive Officer of
the Corporation shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7.     Other Duties of the Chairman of the Board.   He
shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8.     The President.   The President shall perform
such duties as shall be prescribed to him from time to time by the Board of Directors.

         Section 9.     Duties of the President and the Vice
President(s).   In the absence of the Chief Executive Officer or in
the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice President(s) shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


         Section 10.    The Secretary.   The Secretary shall attend all
meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

         Section 11.    Assistant Secretary.   The Assistant Secretary,
or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 12. The Chief Financial Officer and Treasurer. The Chief Financial Officer and the Treasurer, in his capacity as such officers, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 13.    Duties of the Chief Financial Officer and
Treasurer.   He shall disburse the
funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as the Treasurer and of the financial condition of the Corporation.

         Section 14.    Bond.   If required by the Board of Directors,
the Chief Financial Officer and the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 15.    Assistant Treasurer(s).   The Assistant
Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 16.    Indemnification.   The Corporation shall
indemnify, to the full extent authorized or permitted by the Tennessee Business Corporation Act, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer of the Corporation or serves or served as a director or officer of any other enterprise at the request of the Corporation.

                           ARTICLE V
                         Capital Stock

         Section 1.     Certificate.   Every holder of stock in the
Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President and the Chief Operating Officer, a Vice President, the Treasurer (or an Assistant Treasurer), or the Secretary (or an Assistant Secretary) of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2.     Facsimile Signatures.   Where a certificate is
countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

         Section 3.     Notice of Restrictions.   Each certificate of
stock which is restricted or limited as to its transferability or voting rights, or which is callable under the Charter, which is preferred or limited as to dividends or rights upon voluntary or involuntary dissolution, shall have a notice of such restriction, limitation or preference conspicuously stated on the face or back of the certificate. Upon the removal of expiration of any such restriction or limitation, the holder of such certificate shall be entitled to receive a new certificate upon the surrender of the old restricted or limited certificates, and the payment of the reasonable expenses of the Corporation incurred in connection therewith.

         Section 4.     Reissuance of Certificates.   The Board of
Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 5.     Transfer of Shares.   The Corporation shall
register a transfer of a stock certificate presented to it for transfer if:

         (a) the certificate is endorsed by the appropriate person or persons;

         (b) the signature of the appropriate person or persons has been guaranteed by a national banking association, a bank organized and operating under the statutes of the State of Tennessee, or a member of the National Association of Security Dealers, and reasonable assurance is given that the endorsements are effective, unless the Secretary of the Corporation waives such requirements;

         (c) there has been compliance with any applicable law relating to the collection of taxes; and

         (d) the transfer is in fact rightful or is to a bona fide purchaser.

         Section 6.     Endorsements.   An endorsement of the stock
certificate in registered form is made when an appropriate person signs on it or on a separate document an assignment or transfer of it, or a power to assign or transfer it, or when the signature of this person is written without more upon the back of the certificate. An endorsement may be in blank, which includes an endorsement to bearer, or special, which specifies the person to whom the stock is to be transferred, or who has the power to transfer it. The Corporation may elect to require reasonable assurance beyond that specified in this Section.

         Section 7. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Tennessee.

                            ARTICLE VI
                  Dividends, Surplus and Reserve

         Section 1.     Dividends.   The Board of Directors may from
time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares, except where the Corporation is insolvent, as that term is defined in
Section 48-1-102 (14), Tennessee Code Annotated, or when the payment thereof would render the Corporation insolvent, or when the declaration of payment thereof would be contrary to any restrictions contained in the Charter, these Bylaws, or in any applicable valid contract. The declaration and payment of any such dividend shall be in accordance with Section 48-1-511, Tennessee Code Annotated, as it may be amended from time to time.

         Section 2.     Capital Distributions.   The Board of Directors
may distribute to the shareholders of the Corporation out of capital surplus, a portion of its assets, in cash or property, subject to the following provisions:

         (a) no such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent;

         (b) no such distribution shall be made unless such distribution is authorized by the affirmative vote of the holders of the majority of all of the outstanding shares of stock entitled to vote thereon;

         (c) no such distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all preferred or special classes of shares entitled to preferential dividends shall have been fully paid;

         (d) no such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation; and

         (e) each such distribution, when made, shall be identified as a distribution from capital surplus and the amount per share shall be disclosed to the shareholders receiving the same, concurrently with the distribution thereof.

         Section 3.     Increases of Capital Surplus.   The capital
surplus of the Corporation may be increased from time to time by resolution of the Board, directing that all or part of the earned surplus of the Corporation be transferred to capital surplus. The Board of Directors may, by resolution, apply any part or all of the capital surplus of the Corporation to the reduction or elimination of any deficit arising from losses however incurred; provided, however, that the earned surplus has first been exhausted by charging such losses to earned surplus and then only to the extent that such losses exceed the earned surplus. Each such application of capital surplus shall, to the extent thereof, effect a reduction of capital surplus.

         Section 4.     Seal.   The Corporation shall have a corporate
seal. The presence or absence of a seal on any instrument shall not affect the character, validity, or legal effect thereof in any respect. The affixing of a seal shall not be necessary for the execution of any instrument or document by the Corporation.

                           ARTICLE VIII
                            Amendments

         Subject to the provisions of the Charter of the Corporation, these Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the vote of a majority of all of the shareholders or by the majority vote of the entire Board of Directors, when such power is conferred upon the Board of Directors by the Charter, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

                          ARTICLE VIII
                    Miscellaneous Provisions

         Section 1.     Fiscal Year.   The fiscal year of the
Corporation shall be fixed by resolution of the Board of Directors.

         Section 2.     Insurance.   The Corporation may purchase and
maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

         Section 3.     Savings Clause.   If this Article or any
portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation may nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

         Section 4.     Notices.   Whenever, under the provisions of
the statutes, the Charter or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or electronic facsimile, in which event it shall be deemed to have been given when deposited with a telegraph or electronic facsimile office for transmission.

         Section 5.     Indemnification.   Notwithstanding anything in
the Charter to the contrary, the Corporation shall be permitted, but shall not be required, to indemnify and hold harmless any employee or agent of the Corporation made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.